UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GENERAL GROWTH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1283895

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 North Wacker Drive Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip code)
General Growth 401(k) Savings Plan
(Full title of the plan)
MR. JOHN BUCKSBAUM
CHIEF EXECUTIVE OFFICER
GENERAL GROWTH PROPERTIES, INC.
110 NORTH WACKER DRIVE
CHICAGO, ILLINOIS 60606
(Name and address of agent for service)
(312) 960-5000
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each		maximum	maximum	Amount of
class of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered (2)	per share (3)	price	fee
Common Stock (par value $.01 per share)(1)(2)	1,500,000	$43.62	$65,430,000	$7,002

(1)	The shares of common stock of General Growth Properties, Inc., $.01 par value per share (the “Common Stock”), being registered hereby include associated preferred share purchase rights, which attach to and trade with the shares of Common Stock.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, such amount also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on June, 15, 2006.

EXPLANATORY STATEMENT
This Registration Statement on Form S-8 is filed to register an additional 1,500,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), of General Growth Properties, Inc. (the “Registrant”) for the General Growth 401(k) Savings Plan, as amended (the “Plan”). The Plan changed its name from the General Growth Management Savings and Employee Stock Ownership Plan to the General Growth 401(k) Savings Plan as of January 1, 2006.
The Registrant previously filed a Registration Statement on Form S-8 relating to the Plan with the Securities and Exchange Commission (the “Commission”) on August 30, 1996 (File No. 333-11237). This Registration Statement was prepared in accordance with General Instruction E of Form S-8 and, in accordance therewith, incorporates by reference the previously filed Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:
23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature page).
The Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to maintain the tax qualified status of the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 15, 2006.

General Growth Properties, Inc. (Registrant)
By:	/s/ JOHN BUCKSBAUM
John Bucksbaum
Chief Executive Officer

We, the undersigned officers and directors of General Growth Properties, Inc., hereby severally constitute John Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and to sign a new registration statement pursuant to Rule 462(b) of the Securities Act of 1933, and generally to do all such things in our name and behalf in such capacities to enable General Growth Properties, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on June 15, 2006 by the following persons in the capacities indicated:

/s/ MATTHEW BUCKSBAUM Matthew Bucksbaum	Chairman of the Board

/s/ JOHN BUCKSBAUM John Bucksbaum	Director and Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT MICHAELS Robert Michaels	Director, President and Chief Operating Officer

/s/ BERNARD FREIBAUM Bernard Freibaum	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ALAN COHEN Alan Cohen	Director

/s/ ANTHONY DOWNS Anthony Downs	Director

/s/ THOMAS H. NOLAN, JR. Thomas H. Nolan, Jr.	Director

/s/ JOHN T. RIORDAN John T. Riordan	Director

/s/ BETH STEWART Beth Stewart	Director

/s/ ADAM METZ Adam Metz	Director

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 15, 2006.

GENERAL GROWTH 401(k) SAVINGS PLAN
By:	/s/ CHARLES LHOTKA
Charles Lhotka, as Authorized Signatory for
the General Growth 401(k) Savings Plan Administrative Committee

EXHIBIT INDEX

Exhibit
Number	Document

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature page).
The Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to maintain the tax qualified status of the Plan.